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Exhibit 99.1

Statement Under Oath of William V. Hickey
as
Principal Executive Officer of Sealed Air Corporation
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, William V. Hickey, state and attest that:

  (1)
  To the best of my knowledge, based upon a review of the covered reports of Sealed Air Corporation, and, except as corrected or supplemented in a subsequent covered report:

  •
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  •
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

  (2)
  I have reviewed the contents of this statement with Sealed Air Corporation's Audit Committee.

  (3)
  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of Sealed Air Corporation;

  •
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Sealed Air Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  •
  any amendments to any of the foregoing.

/s/ WILLIAM V. HICKEY William V. Hickey President and Chief Executive Officer of Sealed Air Corporation (Principal Executive Officer) Date: August 13, 2002	Subscribed and sworn to before me this 13th day of August, 2002. /s/ BARBARA A. PIECZONKA Barbara A. Pieczonka Notary Public of New Jersey My Commission Expires: July 17, 2006

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  Exhibit 99.1
Statement Under Oath of William V. Hickey as Principal Executive Officer of Sealed Air Corporation Regarding Facts and Circumstances Relating to Exchange Act Filings